EXHIBIT 32
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
John S. Marr, Jr., President and Chief Executive Officer of Tyler Technologies, Inc., (the “Company”) and Brian K. Miller, Executive Vice President and Chief Financial Officer of the Company, each certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: February 25, 2010	By:	/s/ John S. Marr, Jr.
John S. Marr, Jr.
President and Chief Executive Officer

	By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Tyler Technologies, Inc. and will be retained by Tyler Technologies, Inc. and furnished to the Securities and Exchange Commission upon request.